UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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NATIONAL TECHNICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held July 12, 2007

To the Shareholders of National Technical Systems, Inc.:

Notice is hereby given that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of National Technical Systems, Inc., a California corporation (“NTS” or the “Company”), will be held at the Company’s NTS Boxborough facility located at 1146 Massachusetts Avenue, Boxborough, MA  01719 on Thursday, July 12, 2007 at 11:00 a.m., Eastern Time, for the purpose of considering and acting upon the following matters:

1.                Election of Directors.   To elect four persons to serve as Class II directors for terms expiring in 2010 and until their respective successors are duly elected and qualified.

2.                Ratify the Appointment of Independent Registered Public Accounting Firm.   To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008.

3.                Transaction of Other Business.   To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Pursuant to the provisions of the Company’s Bylaws, the Board of Directors has fixed the close of business on May 16, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relating to the Annual Meeting, during ordinary business hours at the Company’s principal offices located at 24007 Ventura Boulevard, Calabasas, California 91302.

By Order of the Board of Directors,

Cynthia Maher
Corporate Secretary

Calabasas, California
May 30, 2007

YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A SIGNED INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING SO THAT THE COMPANY CAN ARRANGE ADEQUATE ACCOMMODATIONS.

NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard,
Calabasas, California 91302

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To be held July 12, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING STOCK

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of National Technical Systems, Inc., a California corporation (“NTS” or the “Company”), to be held on July 12, 2007 at 11:00 a.m. Eastern Time, at the Company’s Boxborough facility at 1146 Massachusetts Avenue, Boxborough, MA, and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying notice and form of proxy will be mailed to shareholders eligible to receive notice of, and to vote at, the Annual Meeting on or about May 30, 2007.

The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 is included with this Proxy Statement. An electronic copy of the Annual Report is also available free of charge on the Securities and Exchange Commission (“SEC”) website located on the Internet at www.sec.gov.

Revocability of Proxies

A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Company’s Secretary a signed instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person by advising the Chairman of the Annual Meeting of his or her election to vote in person, and voting in person at the Annual Meeting. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” election of each of the director-nominees named herein, “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008, and if any other business is properly presented at the Annual Meeting, such proxy will be voted in accordance with the recommendations of management of the Company.

Proxy Solicitation Costs

The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their expenses in so doing. The Company does not expect to pay any commission or remuneration to any person for solicitation of proxies.

Solicitation may be made by mail, personal interview, telephone, e-mail and other electronic communication by officers and regular employees of the Company. The Company will not pay any additional compensation to officers or regular employees for such services, but may reimburse them for reasonable out-of-pocket expenses incurred by them in connection with such solicitation.

Quorum; Voting Rights

The close of business on May 16, 2007, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at May 16, 2007, consisted of 8,797,172 shares of no par value common stock (“Common Stock”). Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting, including, without limitation, a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies approving matters recommended by the Board of Directors.

A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of votes cast at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008 and the approval of such other matters as may properly come before the Annual Meeting.

Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his, her or its name on the books of the Company as of the record date on any matter submitted to the shareholders. In voting for the election of directors, shareholders do not have the right to cumulate their votes. Abstentions and broker non-votes have no effect on the election of directors or approval of the other proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of the appointment of the independent registered public accounting firm.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company has a classified Board of Directors, which currently consists of a total of 9 directors, two of whom are designated as Class I directors, four of whom are designated as Class II directors, and three of whom are designated as Class III directors. Class II, Class III and Class I directors serve until the annual meeting of shareholders to be held in 2007, 2008, and 2009, respectively. All directors serve until their respective successors are duly elected and qualified. At each annual meeting of the shareholders, directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

The term of the Company’s Class II directors will expire on the date of the upcoming Annual Meeting. Accordingly, four persons are to be elected to serve as Class II directors. The Nominating Committee of the Board of Directors selected, and the Board of Directors approved, Ralph Clements, Aaron Cohen, Donald Tringali and Dan Yates, all current Class II directors, as nominees for election at the Annual Meeting. If elected, Messrs. Clements, Cohen, Tringali and Yates will serve as directors until the Company’s annual meeting of shareholders in 2010, and until their successors are duly elected and qualified. If any one of Messrs. Clements, Cohen, Tringali and Yates declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the Board of Directors may designate, although the Company is unaware of a reason why any of these nominees would be unable or unwilling to serve as a director.

Members of the Board of Directors

The following sets forth, as of May 16, 2007, the names of, and certain information concerning the Company’s directors and the director-nominees:

Name	Age	Position or Office	Director Since	End of Term

Class II Directors:
Ralph Clements	74	President of Clements and Associates	1975	2007(1)
Aaron Cohen	70	Vice Chairman of the Board and Senior Vice President, Corporate Development	1997	2007(1)
Donald Tringali	49	Vice Chairman of the Board and President of Augusta Advisory Group	1999	2007(1)
Dan Yates	46	President and Chief Executive Officer of Regents Bank	2003	2007(1)
Class III Directors:
Dr. Jack Lin	74	Chairman of the Board of the Company	1975	2008
Robert Lin	49	President and Chief Executive Officer of MTI Marketing Techniques, Inc.	1988	2008
Norman Wolfe	59	President of Quantum Leaders, Inc.	2001	2008
Class I Directors:
William McGinnis	48	Chief Executive Officer and President of the Company	1994	2009
John Gibbons	58	Independent Consultant	2003	2009

(1)          Director-nominee slated for re-election at the Annual Meeting.

William McGinnis is President and Chief Executive Officer of the Company. He has been associated with the Company continuously since 1980.

John Gibbons has been an independent consultant since April 2004. From June 2000 to April 2004, Mr. Gibbons was Vice Chairman of TMC Communications, Inc., a long distance, data and Internet services provider, and was its Chief Executive Officer from June 2001 to April 2003. From June 2000 to June 2001, he was President of TMC Communications, Inc. He has served as a director of Deckers Outdoor Corporation. (NASDAQ: DECK), a leading designer, producer and brand manager of innovative, high-quality footwear, since July 2000.

Ralph Clements has been President of Clements and Associates, a Sherman Oaks, California financial and economics consulting firm, for more than five years.

Aaron Cohen is a founder, Vice Chairman of the Board and Senior Vice President, Corporate Development of the Company. He has been associated with the Company since 1961.

Donald Tringali is a Vice Chairman of the Board. He has been President of the Augusta Advisory Group, a management consulting company since 2001. Prior to forming Augusta Advisory Group, Mr. Tringali was for more than five years an Executive Vice President of Telemundo Network Group, LLC.

Dan Yates is President and Chief Executive Officer of Regents Bank, based in San Diego, which he helped establish in 2001. Mr. Yates was previously Regional Vice President of Mellon 1st Bank for more than five years.

Jack Lin is a founder and Chairman of the Board of the Company and has been associated with the Company continuously since 1961.

Robert Lin has for more than five years been President and Chief Executive Officer of MTI-Marketing Techniques, Inc., a manufacturer and distributor of products for the advertising specialty and premium markets.

Norman Wolfe is President of Quantum Leaders, Inc., a management consulting firm. Prior to joining Quantum Leaders, Inc. in January 2002, Mr. Wolfe was Vice President of Operations of Select University Technologies, Inc. for more than five years.

None of the director-nominees were selected pursuant to any arrangement or understanding other than with the Company’s directors and executive officers acting within their capacities as such.

The Board of Directors unanimously recommends a vote “FOR” the election of
Ralph Clements, Aaron Cohen, Donald Tringali and Dan Yates as Class II directors.

The Board of Directors and Committees

The Board of Directors is responsible for the supervision of the overall affairs of the Company. The Board of Directors held eight meetings during the last fiscal year. Each director attended at least 75 percent of the meetings of the Board of Directors and each Committee on which he served during the fiscal year ended January 31, 2007.

Audit Committee

The Company’s Board of Directors has an Audit Committee consisting of Messrs. Clements, Yates, Tringali and Gibbons. Mr. Gibbons is Chairman of the Audit Committee. The function of the Audit Committee is to meet with the independent registered public accounting firm engaged by the Company to review (a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company’s financial reports, and (c) the internal controls employed by the Company. The Audit

Committee held four meetings during the year. The Board has determined that all Audit Committee members are “independent,” as defined under the applicable Nasdaq listing standards. The Board of Directors has determined that John Gibbons qualifies as an “audit committee financial expert” under SEC rules and regulations. A copy of the written charter of the Audit Committee, adopted by the Board of Directors, is available on our corporate website at www.ntscorp.com. The charter may be found as follows: From our main web page, first click on “Investors” at the top of the page and then click on “Corporate Governance”. For further information, see “Report of the Audit Committee” below.

Compensation Committee

The Company’s Board of Directors has a Compensation Committee consisting of Messrs. Clements, Yates and Tringali. Mr. Yates is the Chairman of the Compensation Committee. The function of the Compensation Committee is to consider and make recommendations to the Board of Directors on salaries, bonuses, and other forms of compensation for the Company’s executive officers. The Compensation Committee also administers the Company’s stock option plans, including reviewing and granting stock options to officers and other employees under such plans. The Compensation Committee held five meetings during the year. The Board of Directors has determined that all Compensation Committee members are “independent,” as defined under the applicable Nasdaq listing standards. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of such charter is available on our corporate website at www.ntscorp.com. The charter may be found as follows: From our main web page, first click on “Investors” at the top of the page and then click on “Corporate Governance”. For further information, see “Report of the Compensation Committee” below.

Compensation Committee Interlocks

During the fiscal year ended January 31, 2007, none of the Company’s executive officers and no member of the Board of Directors served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Governance Committee

The Company’s Board of Directors has a Governance Committee consisting of Messrs. Wolfe, Gibbons and Tringali. Mr. Wolfe is Chairman of the Governance Committee. The function of the Governance Committee is to consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors and to take a leadership role in shaping the corporate governance of the Company. The Governance Committee also assesses the size and structure of the Board of Directors and Board committees, coordinates evaluation of Board performance and reviews Board compensation. The Governance Committee held four meetings during the year. The Board of Directors has determined that all Governance Committee members are “independent,” as defined under the applicable Nasdaq listing standards. The Governance Committee operates under a written charter adopted by the Board of Directors. A copy of such charter is available on our corporate website at www.ntscorp.com. The charter may be found as follows: From our main web page, first click on “Investors” at the top of the page and then click on “Corporate Governance”.

Nominating Committee

The Nominating Committee assists the Board of Directors in the selection of nominees for election to the Board. The Nominating Committee is composed of Messrs. Clements, Yates and Tringali, each of whom is “independent,” as defined under the applicable Nasdaq listing standards. The Committee operates under a written charter adopted by the Board of Directors. The Committee has established selection criteria and qualifications of director nominees as well as a process for identification and review of candidates. This process also includes consideration of candidates submitted by shareholders. The selection criteria is reviewed and updated to best meet the needs of the Board and the Company at the time nominees are considered. A copy of the Nominating Committee charter is available on our corporate website at www.ntscorp.com. The charter may be found as follows:  From our main web page, first click on “Investors” at the top of the page and then click on “Corporate Governance”.

Executive Officers

The following table sets forth, as of May 16, 2007, the names of, and certain information concerning the Company’s executive officers who do not also serve as directors:

Name	Age	Position
Lloyd Blonder	67	Senior Vice President and Treasurer. He has been associated with the Company since 1983. *
Douglas Briskie	43	Vice President, Corporate Development. He has been associated with the Company since 1987.
Cynthia Maher	48

Corporate Secretary, Corporate Counsel, Corporate Director of Human Resources. She has been associated with the Company since 2005. Prior to joining the Company, Ms. Maher was a partner for 12 years at the law firm of Maher, Renzi & Maher LLP.

Raffy Lorentzian	51	Senior Vice President, Chief Financial Officer and Chief Accounting Officer. He has been associated with the Company since 1997. *
Dwight Moore	44	Vice President, Chief Operating Officer. He has been associated with the Company since 1997.

*                    Effective May 16, 2007, Mr. Blonder resigned as Chief Financial Officer and Mr. Lorentzian was elected to that position.

Family Relationships

Dr.   Jack Lin is the father of Robert Lin. There are no other family relationships among the Company’s directors and executive officers.

Certain Relationships and Related Party Transactions

None.

Stockholdings of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth, as of May 16, 2006, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company’s directors, Named Executive Officers (as defined below), beneficial owners known by the Company to hold more than five percent of the outstanding shares of the Company’s Common Stock and by the Company’s directors and named executive officers as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the SEC, as amended, and does not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of May 16, 2007.

Beneficial Owner (1)	Title of Class of Stock	Amount and Nature of Beneficial Ownership		Percent of Class**
5% Shareholders
Dimensional Fund Advisors Inc.	Common Stock	613,989	(1)	7.0%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Jeffrey Gendell	Common Stock	513,424	(1)	5.8%
Tontine Capital Partners, LP 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830
Current Directors and Named Executive Officers:
Aaron Cohen	Common Stock	1,353,971	(2)(3)	15.2%
Dr. Jack Lin	Common Stock	1,176,522	(2)(3)	13.1%
William McGinnis	Common Stock	242,397	(2)	2.7%
Lloyd Blonder	Common Stock	184,357	(2)	2.1%
Robert Lin	Common Stock	138,564	(2)(3)	1.6%
Donald Tringali	Common Stock	76,612	(2)(3)	*
Douglas Briskie	Common Stock	56,125	(2)	*
Dwight Moore	Common Stock	47,981	(2)	*
Ralph Clements	Common Stock	28,696	(2)(3)	*
Norman Wolfe	Common Stock	27,659	(2)(3)	*
Dan Yates	Common Stock	19,234	(2)(3)	*
John Gibbons	Common Stock	17,434	(2)(3)	*
All current directors and executive officers as a group (fourteen persons)	Common Stock	3,425,052	(2)(3)	35.6%

*                    Indicates less than 1.0%

**             Based on 8,797,172 shares of Common Stock outstanding as of May 16, 2006, including options exercisable within 60 days.

(1)          Based on a Schedule 13G filed by this holder with the SEC.

(2)          Includes shares covered by options exercisable within 60 days of May 16, 2007, as follows: Blonder, 103,375; Briskie, 56,125; Clements, 1,875; Cohen, 91,067; Gibbons, 12,500; J. Lin, 166,806; R. Lin, 28,125; McGinnis, 180,000; Moore, 43,225; Tringali, 50,625; Wolfe, 20,625; Yates, 12,500.

(3)          Includes restricted shares, as follows:  Clements, 3,934; Cohen, 7,867; Gibbons, 3,934; J. Lin, 7,867; R. Lin, 3,934; Tringali, 7,867; Wolfe, 3,934 and Yates, 3,934.

The Company is not aware of any arrangements that could result in a change-in-control.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Compensation Philosophy

We believe that compensation payable to our executive officers should be designed to align their interests with those of our shareholders. We design our compensation programs to reward achievement of specific annual, long-term and strategic goals and, among various considerations, to remain competitive relative to the compensation paid to similarly situated executives of the designated peer group referred to below. The compensation of our executive officers includes a combination of the following components:

•       a base salary that is designed to be competitive with compensation offered by other enterprises similar to our Company;

•       annual and long-term incentive compensation to reward achievement of Company objectives, individual responsibility and productivity, high quality work product and contribution to Company performance and profitability;

•       an opportunity for an individual’s total compensation to exceed the peer group averages, based on outstanding performance; and

•       case-specific compensation arrangements to accommodate individual circumstances or non-recurring situations, as appropriate.

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers. The Compensation Committee oversees the compensation programs for these officers to ensure consistency with our goals and objectives.

The Compensation Committee has no formal policy to adjust or recover any awards or payments made to its executive officers if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment. The Compensation Committee, however, retains the discretion to seek such adjustments or recoveries in appropriate cases.

Executive Compensation Consultants

Our Company has been working with a compensation consulting firm, VisionLink Advisors, to evaluate our compensation practices and to assist us in developing and implementing an executive compensation program and philosophy. Most recently, the Compensation Committee requested VisionLink Advisors to review our equity compensation arrangements and to propose alternatives to stock option grants.

Compensation Peer Group

Although we do not believe it is appropriate to establish compensation levels primarily based on benchmarking, we do believe pay practices at other companies are a useful indicator for us to remain competitive in the marketplace. Therefore, our consultant VisionLink considers competitive market practices by reviewing executive compensation disclosures of the peer group with annual revenues similar to those of the Company, and then makes a recommendation to the Compensation Committee. VisionLink selected the following peer group of companies:

•	Albany Molecular Research, Inc.	•	LECG Corp.
•	Essex Corp.	•	Life Sciences Research, Inc.
•	Exelixis	•	Opinion Research Corp.

•	Forrester Research, Inc.	•	Symyx Technologies, Inc.
•	Landauer, Inc.	•	VSE Corp.

Elements of Executive Compensation

The compensation of our executive officers has five primary components—annual base salary, annual cash bonuses, long-term incentive compensation based on achievement of financial goals, supplemental executive retirement benefits, and perquisites. In addition, we provide our executive officers with a variety of benefits that are generally available to all salaried employees.

We view the various components of compensation as related but distinct. Although our Compensation Committee reviews each executive officers’ total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We have adopted guidelines that generally provide for allocating 50% of total compensation to annual base salary and 50% to performance based compensation. The performance based compensation is divided approximately equally between long-term incentive compensation and short-term incentive compensation.

The Compensation Committee approves the final determination of compensation for our executive officers, after discussing compensation matters with William McGinnis, our President and CEO. The Compensation Committee determines the compensation of Mr. McGinnis. Mr. McGinnis does not participate in deliberations concerning his own compensation.

Annual Base Salary

Annual base salary is used to recognize the experience, skills, knowledge and responsibilities required of our executive officers. In setting annual base salary, the Compensation Committee considers a number of factors, including the seniority of the individual, the individual’s position and responsibilities, the cost of living in the locality where the individual works, and the availability of individuals with similar skills. The base salaries of our executive officers are reviewed on an annual basis and adjusted from time to time to realign salaries with market levels, after taking into account individual responsibilities, performance and experience. During fiscal year 2007, our executive officers received a 3% cost-of-living adjustment in their base salaries.

Annual Cash Bonuses

We pay annual cash bonuses to our executive officers if annual financial performance goals are achieved. The financial goals are set each fiscal year. Each year the Compensation Committee sets forth the amount each of our executive officers can expect to receive based on satisfying our performance goals. Bonuses are based on stated performance goals primarily related to pre-tax income of our Company, provided, however, the Compensation Committee retains the right to make discretionary bonus awards. Bonuses are approved in April following a determination of the previous fiscal year’s performance.

Long-Term Incentive Compensation

We believe the use of equity or equity-equivalent awards creates an ownership culture that encourages the retention and positive long-term performance of our executive officers. Prior to 2006, we used stock option grants as the sole form of long-term incentive compensation for our executive officers. The Compensation Committee would evaluate the performance of our executive officers and our Company and award stock options based on a variety of factors, including our financial performance for the prior year, individual and Company performance in the context of our long-term financial plan, market and industry standards, and other factors.

Although we still maintain equity incentives that may be used for our executive officers and other employees (as well as a regular means of compensating directors, as discussed below), in 2006 we adopted a new plan for long-term incentive compensation. The new plan, referred to as the “Long-Term Incentive Plan” (LTIP), is designed to provide compensation to our senior executives in the form of “phantom shares” and “phantom share options” based upon the value of phantom shares as determined by a formula defined in the LTIP documents. Phantom shares are designed to increase in value as our earnings per share improve.

The transition from stock options to the LTIP was predicated on a variety of factors, including changes in the accounting rules relating to the expensing of options, the impact of stock option grants on our capital structure, and our Compensation Committee’s belief that we needed a more robust, objective long-term incentive plan to retain and attract talent. LTIP awards are made according to the plan. Awards are based on short-term and long-term targets established by the Compensation Committee.

Supplemental Executive Retirement Benefits

In 2006, we adopted the National Technical Systems, Inc. 2006 Supplemental Executive Retirement Plan (SERP), designed to be a fully-funded, non-qualified deferred compensation plan for the benefit of certain of our executive officers. The purpose of the SERP is to retain the services of a select group of officers and highly compensated employees of our Company and to motivate them to contribute to the growth and profits of our Company. The SERP provides retirement benefits in excess of the limits imposed under the Internal Revenue Code for qualified retirement plans. The targeted SERP benefit is 40% of the participant’s salary immediately prior to retirement, generally payable over 15 years from the date of retirement. According to VisionLink, our consultant, the typical SERP used by other companies is based on 50% to 60% of an executive’s ending salary and bonus following retirement, not just salary, and is paid throughout the remaining life of the executive.

Under the SERP, participants are annually credited an amount that is based on their salary and the number of years prior to their retirement as of the date they began participating in the SERP, plus interest compounded monthly at an annualized rate of 5.5%. Each annual credit is subject to its own vesting schedule and will vest at a rate of 20% on the anniversary of the date on which the amount was originally credited to the participant. Participants will forfeit any unvested benefits accrued under the SERP if they terminate employment with our Company, except that all unvested benefits will become fully vested if the termination is due to the participant’s retirement, death, disability, change of control of our Company, or if the participant terminates employment with 10 or more years of service.

The timing within which benefits are paid depends on the reason the participant is no longer employed with our Company. If the participant retires, the payout under the SERP generally consists of equal annual installments over a 15-year period. If the participant dies or becomes disabled, the payout under the SERP is a lump sum on the 90th day following such death or disability. If the participant terminates for any other reason, the payout under the SERP generally consists of equal annual installments over a 5-year period.

Change in Control and Severance

We do not have employment agreements with our executive officers with the exception of Dr. Jack Lin. However, we do have change in control agreements with most of our executive officers that provide benefits if their employment is terminated (for other than misconduct) due to death, disability and certain employment terminations following a change in control of our Company. The details and amounts of these benefits are set forth in the below table entitled “Potential Payments Upon Termination or Change in Control” and the narrative discussion that follows such heading.

Perquisites

We maintain modest executive benefits and perquisites for executive officers that are reasonable and consistent with our overall compensation program, and necessary to remain competitive. The Compensation Committee periodically reviews the levels of perquisites provided to our executive officers. Costs associated with perquisites provided by our Company are included in the All Other Compensation Table appearing on page 13 of this proxy statement.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 in a taxable year that is paid to certain individuals other than certain performance-based compensation. The Compensation Committee believes that compensation associated with stock options granted under our stock incentive plans qualifies as performance-based compensation. Historically, compensation paid to individuals covered by Section 162(m) that was not considered performance-based has been less than $1,000,000 in each taxable year and therefore fully deductible. However, in certain situations the Compensation Committee may approve compensation that will not be fully deductible in order to ensure competitive levels of total compensation for our executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A to the Internal Revenue Code to address nonqualified deferred compensation arrangements. The IRS adopted final regulations under Section 409A on April 10, 2007, which are effective January 1, 2008, but may presently be relied upon. We believe our Company has been operating in good faith compliance with Section 409A since it became effective on January 1, 2005.

Accounting for Stock-Based Compensation

Effective February 1, 2006, we began accounting for stock-based payments in accordance with the requirements of FAS Statement 123(R).

Set forth below is the report of the Compensation Committee. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

Compensation Committee Report

We, the Compensation Committee of the board of directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the board of directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended January 31, 2007.

COMPENSATION COMMITTEE

Dan Yates, Chairman
Donald Tringali
Ralph Clements

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal year ended January 31, 2007.

Name and Principal Position	Fiscal Year End	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)(5)	Total ($)
William McGinnis,	2007	$305,250	$7,500	—	$57,706	—	$97,344	$467,800
President and Chief Executive Officer
Lloyd Blonder,	2007	$205,588	$7,500	—	$40,118	—	$60,972	$314,178
Senior Vice President, CFO
Dwight Moore,	2007	$182,625	$7,500	—	$34,756	—	$31,811	$256,692
Vice President, COO
Douglas Briskie,	2007	$182,625	$7,500	—	$34,756	—	$29,137	$254,018
Vice President, Corporate Development
Dr. Jack Lin,	2007	$125,000	$30,000	$5,818	$25,536	—	$241,661	$428,015
Chairman of the Board

(1)          Certain executives were awarded discretionary bonuses of $7,500 for the fiscal year ending January 31, 2007. Dr. Jack Lin accrued a $30,000 bonus pursuant to his employment agreement, which provides him with a $30,000 bonus each fiscal year that we achieve at least $1,000,000 in pre-tax income, determined in accordance with generally accepted accounting principles that are consistently applied by us, payable in equal installments within 45 days after the end of each fiscal quarter of such year.

(2)          Other than a grant to Dr. Jack Lin, in the last fiscal year we did not grant any stock awards to our named executive officers. The amount reflected for Dr. Lin reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007, in accordance with FAS 123(R) for stock awards granted pursuant to the 2006 Equity Incentive Plan (disregarding estimates of forfeitures related to service-based vesting conditions). Assumptions used in the calculation of this amount are discussed in note 5 to our audited financial statements for the fiscal year ended January 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007.

(3)          We granted no stock option awards to our executive officers for the fiscal year ending January 31, 2007. These amounts reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended January 31, 2007, in accordance with FAS 123(R) for option awards granted pursuant to the 1994 Stock Option Plan and the 2002 Stock Option Plan (disregarding estimates of forfeitures related to service-based vesting conditions) and thus include amounts from awards granted prior to the February 1, 2006. Assumptions used in the calculation of these amounts are discussed in note 1 and note 5 to our audited financial statements for the fiscal year ended January 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2007.

(4)          Our executive officers participate in the LTIP, described more fully on page 9. Although amounts under the LTIP were earned but not vested as of January 31, 2007, no amounts relating to the LTIP are disclosed in this column because the amounts had no value at that time. These amounts are expected, however, to have value in the future.

(5)          The amounts entitled “All Other Compensation” are detailed in the following table.

Name	Qualified Retirement Plan Match ($)	Supplemental Executive Retirement Plan ($)(i)	Premium Towards Long-Term Care Insurance ($)	Club Dues ($)(ii)	Premiums Towards Life Insurance ($)(iii)	Uninsured Medical and Dental Expenses ($)(iv)	Automobile Allowance ($)(v)	Other ($)	Total ($)
William McGinnis	$1,500	$51,136	—	$11,000	$9,550	$11,151	$11,655	$1,352	$97,344

Lloyd Blonder	$2,000	—	$4,622	$8,342	$23,322	$10,578	$12,108	—	$60,972
Dwight Moore	$1,500	$22,955	—	—	$211	—	$7,145	—	$31,811
Douglas Briskie	$1,500	$20,629	—	—	$210	—	$6,798	—	$29,137
Dr. Jack Lin	$2,000	—	$4,755	$6,200	$11,663	$26,163	$15,880	$175,000	(vi)	$241,661

(i)             As explained in more detail on page 10, these amounts are attributable to the annual credit received on September 7, 2006 pursuant to National Technical Systems, Inc. 2006 Supplemental Executive Retirement Plan. The amount shown reflects the principal credited to the account on September 7, 2006, plus accrued interest as of January 31, 2007.

(ii)         These amounts are attributable to dues we pay for the executive officer’s membership in country clubs.

(iii)     These amounts are attributable to premiums paid on whole life and basic life insurance policies for some of our executive officers. Each of these executive officers is responsible for paying income tax on such amount.

(iv)       These amounts are attributable to reimbursements some of our executive officers received for uninsured medical and dental expenses, the value of which is included as compensation on the W-2 of our executive officers who receive such benefits. Each of these executive officers is responsible to paying income tax on such amount.

(v)           These amounts are attributable to an auto allowance paid by our Company for each of these executive officers, the value of which is included as compensation on the W-2 of our executive officers who receive such benefits. Each of these executive officers is responsible for paying income tax on such amount.

(vi)       This amount is attributable to a taxable annual retirement benefit Dr. Lin receives pursuant to his employment contract.

Grants of Plan-Based Awards

The table below summarizes the grants of plan-based awards to our named executive officers for fiscal year ending January 31, 2007.

			Estimated Future Payouts			Estimated Future Payouts					All Other
		Grant	Under Non-Equity			Under Equity Incentive					Option
		Date	Incentive Plan Awards			Plan Awards			All Other		Awards:
		Fair							Stock		Number
Name	Grant Date	Value of Stock and Option Awards ($)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old ($)	Target ($)	Maxi- mum (#)	Awards: Number of Shares of Stock or Units (#)		of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
William McGinnis	09/07/2006	—	—	—	—	—	—	—	60,352	(1)	—	—
Lloyd Blonder	09/07/2006	—	—	—	—	—	—	—	41,240	(1)	—	—
Dwight Moore	09/07/2006	—	—	—	—	—	—	—	36,211	(1)	—	—
Douglas Briskie	09/07/2006	—	—	—	—	—	—	—	36,211	(1)	—	—

Dr. Jack Lin	09/07/2006	$47,359	(2)	—	—	—	—	—	—	7,867	(2)	—	—

(1)          This unit award was granted pursuant to the 2006 Long-Term Incentive Plan in the form of a “Phantom Stock Appreciation-Only Share.”  This award does not vest until September 7, 2009, at which time it becomes fully vested. Vesting may be accelerated in some circumstances. At vesting the award is settled in cash only if the phantom stock value has appreciated.

(2)          The amount shown does not reflect realized compensation by Dr. Jack Lin. The amount shown represents the value of the award based upon the fair value of the grant on January 31, 2007. The award vests at the rate of 25% per each year. See “Potential Payments Upon Termination,” below. Vesting may be accelerated in some circumstances. The actual realizable value of the award will depend on the fair market value of the our common stock at the time of vesting.

Outstanding Equity Awards

The table below summarizes the current holdings of option awards and stock awards by our named executive officers for fiscal year ending January 31, 2007. Each equity grant is shown separately for each named executive officer and vests at a rate of 25% on each anniversary of the date of grant.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Options UnExercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William McGinnis	25,000	—	$5.50	11/14/2008	—		—		—	—
	15,000	—	$4.94	04/08/2009	—		—		—	—
	7,500	—	$3.25	12/09/2009	—		—		—	—
	25,000	—	$3.00	09/21/2010	—		—		—	—
	9,756	—	$2.56	12/08/2010	—		—		—	—
	25,244	—	$2.56	12/08/2010	—		—		—	—
	10,000	—	$2.04	06/27/2011	—		—		—	—
	23,000	—	$2.19	06/30/2012	—		—		—	—
	16,500	5,500	$4.45	06/27/2013	—		—		—	—
	7,500	7,500	$4.56	06/28/2014	—		—		—	—
	6,250	18,750	$4.76	12/01/2015	—		—		—	—
Lloyd Blonder	25,000	—	$5.50	11/14/2008	—		—		—	—
	15,000	—	$4.94	04/08/2009	—		—		—	—
	7,500	—	$3.25	12/09/2009	—		—		—	—
	10,000	—	$3.00	09/21/2010	—		—		—	—
	5,000	—	$2.04	06/27/2011	—		—		—	—
	13,000	—	$2.19	06/28/2012	—		—		—	—
	12,000	4,000	$4.45	06/27/2013	—		—		—	—
	5,000	5,000	$4.56	06/28/2014	—		—		—	—
	4,375	13,125	$4.76	12/01/2015	—		—		—	—
Dwight Moore	10,000	—	$5.50	11/04/2008	—		—		—	—
	10,000	—	$3.00	09/21/2010	—		—		—	—
	350	—	$2.04	06/27/2011	—		—		—	—
	3,750	—	$1.81	08/03/2011	—		—		—	—
	8,250	2,750	$4.45	06/27/2013	—		—		—	—
	2,500	2,500	$4.56	06/28/2014	—		—		—	—
	4,375	13,125	$4.76	12/01/2015	—		—		—	—
Douglas Briskie	2,000	—	$5.19	06/27/2007	—		—		—	—
	12,000	—	$5.50	11/14/2008	—		—		—	—
	10,000	—	$3.00	09/21/2010	—		—		—	—
	13,000	—	$2.56	12/08/2010	—		—		—	—
	8,250	2,750	$4.45	06/27/2013	—		—		—	—
	2,500	2,500	$4.56	06/28/2014	—		—		—	—
	4,375	13,125	$4.76	12/01/2015	—		—		—	—
Dr. Jack Lin	30,806	—	$5.50	11/04/2008	—		—		—	—
	29,412	—	$3.40	11/03/2009	—		—		—	—
	20,588	—	$3.09	11/03/2009	—		—		—	—
	25,000	—	$3.30	09/21/2010	—		—		—	—
	10,000	—	$1.49	04/12/2012	—		—		—	—
	16,500	—	$2.41	06/28/2012	—		—		—	—
	16,500	5,500	$4.90	06/27/2013	—		—		—	—
	7,500	7,500	$5.02	06/28/2014	—		—		—	—
	1,250	3,750	$5.24	12/01/2015	—		—		—	—
	—	—	—	—	7,867	(1)	47,359	(2)	—	—

(1)          Reflects restricted stock awards granted on September 7, 2006.

(2)          The amount shown represents the value of the award based upon the fair value of the grant on January 31, 2007.

Option Exercises and Stock Vested

The following table provides information of our named executive officers on stock option exercises during fiscal year ending January 31, 2007, including the number of shares acquired upon exercise and the value realized before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William McGinnis	18,000	$66,330	—	—
Lloyd Blonder	18,000	$66,330	—	—
Dwight Moore	8,400	$31,277	—	—
Douglas Briskie	26,875	$128,086	—	—
Dr. Jack Lin	13,577	$46,128	—	—

Pension Benefits Table

We do not have any tax-qualified defined benefit plans or defined benefit supplemental executive retirement plans that provide for payments or other benefits to our named executive officers in connection with their retirement.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
William McGinnis	—	$50,209	$927	—	$51,136
Lloyd Blonder	—	—	—	—	—
Dwight Moore	—	$22,539	$416	—	$22,955
Douglas Briskie	—	$20,255	$374	—	$20,629
Dr. Jack Lin	—	—	—	—	—

(1)          Reflects contributions of principal we made to the account of each applicable named executive officer, pursuant to the SERP. The amounts and applicable interest were reported as compensation to the applicable executive officer in the All Other Compensation Table on page 13.

(2)          The principle earns interest at a rate of 5.5%, compounded monthly. The Compensation Committee chose the interest rate based on the recommendation of its compensation consultant, VisionLink.

Potential Payments Upon Termination or Change in Control

The tables below reflect the amount of compensation payable to each of our executive officers upon their termination of employment with us. The amounts shown assume that such termination was effective as of January 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to our executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer’s termination.

Regardless of the manner in which an executive officer terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•       non-equity incentive compensation earned during the fiscal year, to the extent vested;

•       equity awarded pursuant to the “1994 stock option plan”, the “2002 stock option plan” and the LTIP to the extent vested;

•       amounts contributed and vested under our qualified retirement plan; and

•       unused vacation pay.

Pursuant to the change of control agreement, if one of our executive officer’s employment terminates within twelve months following a change of control of our Company, he or she will receive a payment equal to two times his or her annual compensation, payment of medical and related benefits for a period of two years, and full accelerated vesting of all outstanding stock options.

Pursuant to the supplemental executive retirement plan, each of our executive officers participating in the plan is entitled to the vested value of his or her account upon retirement, death or disability. Additionally, vesting is fully accelerated if his or her termination is due to attaining retirement age, death or disability. Finally, all unvested benefits become fully vested if our executive officer has ten or more years of employment with our Company at a time the Company has a change of control.

Pursuant to the LTIP, each of our executive officers participating in the plan is entitled to the vested value of his or her account balance upon termination of employment. Additionally, vesting is fully accelerated if the executive officer dies, becomes disabled or our Company undergoes a change of control.

William McGinnis

The following table shows the potential payments to our President and CEO William McGinnis upon termination or a change of control of our Company. Mr. McGinnis has no employment contract but does have a change in control agreement.

Benefit and Payments Upon Separation	Vol- untary Term- ination ($)	Invol- untary Not for Cause Term- ination ($)	For Cause Term- ination ($)	Term- ination by Company (and “good reason”) Within One Year of a Change in Control ($)	Term- ination Due to Retire- ment ($)	Term- ination Due to Disability ($)	Term- ination Due to Death ($)
Cash Severance Payment	—	—	—	$625,500	—	—	—
Continuation of Medical/Welfare Benefits (present value)	—	—	—	$28,928	—	—	—
SERP	—	—	—	$51,136	$51,136	$51,136	$51,136
Stock Options and Stock Grants	$419,195	$419,195	$419,195	$462,405	$462,405	$462,405	$462,405
LTIP	—	—	—	—	—	—	—
Vacation Pay	$23,769	$23,769	$23,769	$23,769	$23,769	$23,769	$23,769
Total	$442,964	$442,964	$442,964	$1,191,738	$537,310	$537,310	$537,310

Lloyd Blonder

The following table shows the potential payments to our Senior Vice President and CFO Lloyd Blonder upon termination or a change of control of our Company. Mr. Blonder has no employment contract but does have a change in control agreement.

Benefit and Payments Upon Separation	Vol- untary Term- ination ($)	Invol- untary Not for Cause Term- ination ($)	For Cause Term- ination ($)	Term- ination by Company (and “good reason”) Within One Year of a Change in Control ($)	Term- ination Due to Retire- ment ($)	Term- ination Due to Disability ($)	Term- ination Due to Death ($)
Cash Severance Payment	—	—	—	$432,176	—	—	—
Continuation of Medical/Welfare Benefits (present value)	—	—	—	$21,847	—	—	—
SERP	—	—	—	—	—	—	—
Stock Options and Stock Grants	$181,518	$181,518	$181,518	$211,635	$211,635	$211,635	$211,635
LTIP	—	—	—	—	—	—	—
Vacation Pay	$16,242	$16,242	$16,242	$16,242	$16,242	$16,242	$16,242
Total	$197,760	$197,760	$197,760	$681,900	$227,877	$227,877	$227,877

Dwight Moore

The following table shows the potential payments to our Vice President and COO Dwight Moore upon termination or a change of control of our Company. Mr. Moore has no employment contract but does have a change in control agreement.

Benefit and Payments Upon Separation	Vol- untary Term- ination ($)	Invol- untary Not for Cause Term- ination ($)	For Cause Term- ination ($)	Term- ination by Company (and “good reason”) Within One Year of a Change in Control ($)	Term- ination Due to Retire- ment ($)	Term- ination Due to Disability ($)	Term- ination Due to Death ($)
Cash Severance Payment	—	—	—	$380,250	—	—	—
Continuation of Medical/Welfare Benefits (present value)	—	—	—	$19,830	—	—	—
SERP	—	—	—	$22,955	$22,955	$22,955	$22,955
Stock Options and Stock Grants	$74,696	$74,696	$74,696	$99,201	$99,201	$99,201	$99,201
LTIP	—	—	—	—	—	—	—
Vacation Pay	$28,385	$28,385	$28,385	$28,385	$28,385	$28,385	$28,385
Total	$103,081	$103,081	$103,081	$550,621	$150,541	$150,541	$150,541

Douglas Briskie

The following table shows the potential payments to our Vice President of Corporate Development upon termination or a change of control of our Company. Mr. Briskie has no employment contract but does have a change in control agreement.

Benefit and Payments Upon Separation	Vol- untary Term- ination ($)	Invol- untary Not for Cause Term- ination ($)	For Cause Term- ination ($)	Term- ination by Company (and “good reason”) Within One Year of a Change in Control ($)	Term- ination Due to Retire- ment ($)	Term- ination Due to Disability ($)	Term- ination Due to Death ($)
Cash Severance Payment	—	—	—	$380,250	—	—	—
Continuation of Medical/Welfare Benefits (present value)	—	—	—	$19,830	—	—	—
SERP	—	—	—	$22,955	$22,955	$22,955	$22,955
Stock Options and Stock Grants	$74,696	$74,696	$74,696	$99,201	$99,201	$99,201	$99,201
LTIP	—	—	—	—	—	—	—
Vacation Pay	$28,385	$28,385	$28,385	$28,385	$28,385	$28,385	$28,385
Total	$103,081	$103,081	$103,081	$550,621	$150,541	$150,541	$150,541

Dr. Jack Lin

The following table shows the potential payments to our Chairman of the Board, Dr. Jack Lin, upon termination or a change of control of our Company. Dr. Lin has an employment contract but does not have a change in control agreement.

Benefit and Payments Upon Separation	Vol- untary Term- ination ($)	Invol- untary Not for Cause Term- ination ($)	For Cause Term- ination ($)	Term- ination by Company (and “good reason”) Within One Year of a Change in Control ($)	Term- ination Due to Retire- ment ($)	Term- ination Due to Disability ($)	Term- ination Due to Death ($)
Cash Severance Payment	—	$1,081,875	—	$1,081,875	—	$1,081,875	$1,081,875
Continuation of Medical/Welfare Benefits (present value)	—	$89,213	—	$89,213	—	$89,213	$89,213
SERP	—	—	—	—	—	—	—
Stock Options and Stock Grants	$353,221	$353,221	$353,221	$417,166	$417,166	$417,166	$417,166
LTIP	—	—	—	—	—	—	—
Vacation Pay	$23,077	$23,077	$23,077	$23,077	$23,077	$23,077	$23,077
Total	$376,298	$1,547,386	$376,298	$1,611,331	$440,243	$1,611,331	$1,611,331

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors spend fulfilling their duties to our Company as well as the skill-level required by our board members.

We believe that our director compensation is competitive with the compensation offered by our peer group of companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

Cash Compensation Paid to Board Members

For the fiscal year ended January 31, 2007, members of our board who are not employees of our Company are entitled to receive an annual cash retainer of $24,000. Directors receive additional cash compensation based upon committee memberships and chairmanships. Directors who are also our employees receive no compensation for their services as directors.

Restricted Stock Program

As discussed under the caption “Long-Term Incentive Compensation,” our compensation philosophy is moving away from grants of option awards. Therefore, no option awards were granted in the fiscal year ending January 31, 2007. Our directors did, however, receive restricted stock awards. Options previously received by our directors vest over four years of service at the rate of 25% annually on the anniversary of the date of grant.

Director Summary Compensation Table

The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended January 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Ralph Clements	$30,000	$2,909	$5,588	—	—	—		$38,497
John Gibbons	$42,000	$2,909	$9,255	—	—	—		$54,164
Sheldon Fechtor (4)	$16,000	—	—	—	—	$2,142	(5)	$14,142
Robert Lin	$29,500	$2,909	$5,588	—	—	—		$38,497
Donald Tringali	$64,250	$5,818	$5,588	—	—	—		$71,406
Norman Wolfe	$30,000	$2,909	$5,588	—	—	—		$38,497
Dan Yates	$30,750	$2,909	$9,255	—	—	—		$45,164

(1)          William McGinnis and Dr. Jack Lin are executive officers of our Company and, therefore, their compensation is not reflected in this table. Mr. McGinnis receives no additional compensation for the services he renders as a director. As reflected in the summary compensation table on page 12, Dr. Lin receives $125,000 for serving as the Chairman of our board of directors. Aaron Cohen is a director and an executive officer of our Company, but he is not a named executive officer. He receives no additional compensation for his services provided as a director. Marvin Hoffman, who served as a director until June 2006, is an officer of our Company, but not an executive officer. He received no additional compensation for his services provided as a director.

(2)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007 in accordance with FAS 123(R) (disregarding estimates of forfeitures related to service-based vesting conditions) and thus includes amounts from awards granted in and prior to 2006. As of January 31, 2007, each director has the following number of restricted stock awards outstanding that are subject to a four year vesting schedule with 25% vesting annually: Ralph Clements: 3,934; John Gibbons: 3,934; Robert Lin: 3,934; Donald Tringali: 7,867; Norman Wolfe: 3,934 and Dan Yates: 3,934.

(3)          As previously indicated on page 10, we granted no stock option awards to our executive officers or directors for the fiscal year ending January 31, 2007. These amounts reflected the dollar amount recognized for financial reporting purposes for the fiscal year ended January 31, 2007, in accordance with FAS 123(R) (disregarding estimate of forfeitures related to service-based vesting conditions) and thus includes amounts from awards granted prior to February 1, 2006. As of January 31, 2007, each director has the following number of shares subject to outstanding options: Ralph Clements: 3,750; John Gibbons: 17,500; Robert Lin: 30,000; Donald Tringali: 52,500; Norman Wolfe: 22,500 and Dan Yates: 17,500.

(4)          Sheldon Fechtor and Marvin Hoffman are no longer members of our board of directors. Effective June 28, 2006, Mr. Fechtor and Mr. Hoffman resigned from our board of directors. Mr. Hoffman remains an employee of our Company.

(5)          This amount represents the value of a gift to Mr. Fechtor upon his retirement in appreciation of his loyalty and service to our Company.

Dr. Lin, Messrs. McGinnis, Blonder, and certain other executive officers and the directors of the Company are parties to indemnification agreements with the Company. These agreements provide, among other things, that the Company shall (i) indemnify them against certain liabilities that may arise by reason of their status as executive officers or directors provided they acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred as a result of any proceeding against them by third parties or by or in right of the Company, where the indemnitee acted in good faith in a manner the indemnitee believed to be in the best interest of the Company (subject to repayment if it is determined that the indemnitee is not entitled to indemnification), and (iii) to make a good faith attempt to obtain directors’ and officers’ insurance. There is not any action of proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

The Company has entered into change-in-control agreements with certain executive officers and key employees of the Company, including Messrs. McGinnis and Blonder. These agreements are intended to provide the continuity of management in the event of a change-in-control of the Company. The agreements provide that the covered executive officers and key employees could be entitled to certain severance benefits following a change-in-control of the Company, if they are terminated by the Company for any reason, other than for disability or for cause, or if they terminate their employment for good reason (as this term is defined in the agreements), then they shall be entitled to a severance payment equal to their base salary for a period of twelve months, as defined in the agreements. The severance payment generally is made in the form of a lump sum. If a change-in-control occurs, the agreements are effective for a period of three years thereafter. Under the severance agreements, a change-in-control would include any of the following events: (i) any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 20 percent or more of the Company’s voting securities, (ii) a majority of the Company’s directors are replaced during a two-year period or (iii) shareholders approve certain mergers, or liquidation, or sale of the Company’s assets.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

The Company’s officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the SEC. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on information provided to the Company by individual officers and directors, the Company believes that during the fiscal year ended January 31, 2007 all filing requirements applicable to officers and directors have been complied with.

Set forth below is the report of the Audit Committee. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of four directors each of whom is “independent,” as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our corporate website at www.ntscorp.com.

The Committee recommends to the Board of Directors the appointment of the independent auditors, reviews the scope of audits, reviews significant changes to the Company’s accounting principles and practices, reviews significant issues encountered in the course of audit work related to the adequacy of internal controls.

The Committee reviewed and discussed the audited financial statements with management of the Company and representatives of Ernst & Young LLP. The discussions with Ernst & Young LLP included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received the written disclosures and the letter regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2007 for filing with the SEC.

The Committee also recommended to the Board of Directors, and the Board has appointed, Ernst & Young LLP to audit the corporation’s financial statements for the fiscal year ending January 31, 2008, subject to shareholder ratification of that appointment.

AUDIT COMMITTEE

John Gibbons, Chairman
Ralph Clements
Donald Tringali
Dan Yates

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit its financial statements for the fiscal year ending January 31, 2008. The decision of the Board of Directors was based on the recommendation of the Audit Committee. Ernst & Young LLP has acted as the Company’s independent registered public accounting firm since its appointment during fiscal year 1990. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our shareholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider its selection.

The Board of Directors unanimously recommends a vote “FOR”
the ratification of the appointment of Ernst & Young LLP as
the Company’s independent registered public accounting firm
for the fiscal year ending January 31, 2008.

The Company paid the following fees to Ernst & Young LLP during fiscal years ended January 31, 2007 and 2006, respectively:

	2007	2006
Audit Fees	$395,700	$379,500
Audit-Related Fees	0	0
Tax-Related Fees	0	0
All Other Fees	1,500	6,850

The audit fees for the years ended January 31, 2007 and January 31, 2006 were for professional services rendered for the audits of the consolidated financial statements of the Company, consents and assistance with review of documents filed with the SEC.

Policy on Accounting Matters; Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee administers the Company’s engagement of Ernst &Young LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Ernst & Young LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The Audit Committee has determined that performance by Ernst & Young LLP of the non-audit services related to the fees on the table above did not affect their independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by proxy will be voted in accordance with the recommendations of management of the Company.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

SEC rules and regulations provide that a shareholder wishing to include a proposal in the proxy statement for the Company’s 2008 annual meeting of Shareholders must submit the proposal so that it is received by the Company at its principal executive office, attention Corporate Secretary, at 24007 Ventura Boulevard, Calabasas, California, 91302, no later than January 30, 2008. In accordance with the Company’s Bylaws, shareholders must deliver notification of their intent to submit a proposal or director nomination not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the Company’s proxy materials for the preceding year’s annual meeting of shareholders (e.g., May 30, 2007); provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

Shareholders who wish the Nominating Committee to consider a candidate for nomination as a director at the 2008 annual meeting of shareholders must submit advance notice of the nomination to the Committee a reasonable time prior to the mailing date of the proxy statement for the 2008 annual meeting. The Nominating Committee considers all nominees on their merits.

A shareholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•       the name and address of the shareholder proposing to make the nomination and of the person or persons to be nominated;

•       a representation that the holder is a shareholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;

•       a description of all arrangements or understandings between the shareholder(s) supporting the nomination and each nominee;

•       any other information concerning the proposed nominee(s) that the Company would be required to include in the proxy statement if the Board of Directors made the nomination; and

•       the consent of the nominee(s) to serve as director if elected.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the members of the Audit Committee, the Compensation Committee, the Governance Committee and the Nominating Committee, or with the Company’s independent directors as a group, by writing to any such person or group c/o of the Corporate Secretary at 24007 Ventura Boulevard, Calabasas, California 91302.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the proviso that any communication that is not distributed will be made available to any independent director upon that director’s request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the hotline.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Company does not have a policy regarding director attendance at the Company’s annual meetings of shareholders, although it encourages all directors to attend. All directors attended the Company’s 2006 annual meeting of shareholders.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and chief accounting officer, of the Company, as well as all employees and directors of the Company. The Code of Ethics is published on the Company’s website located on the Internet at www.ntscorp.com, in the “Investors” page and then “Corporate Governance” page. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within four business days following the date of such amendment or waiver.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

NATIONAL TECHNICAL SYSTEMS, INC.

DETACH PROXY CARD HERE

1. The Board of Directors recommends a vote “FOR” the director-nominees and “FOR” each proposal.

ELECTION OF DIRECTORS	☐	FOR all director-nominees listed below	☐	WITHHOLD AUTHORITY to vote for all director-nominees listed below	☐	FOR ALL EXCEPT (see instructions below)

Nominees: 01 Ralph Clements, 02 Aaron Cohen, 03 Donald Tringali, 04 Dan Yates

(INSTRUCTIONS:To withhold authority to vote for any individual director-nominee, write that director-nominee’s name on the space provided below.)

EXCEPTIONS

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR-NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Please sign exactly as your name appears hereon. Please date, and sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign.

Date: , 2007

Signature

Signature

This proxy is solicited on behalf of the Board of Directors, and may be revoked by the shareholder delivering it prior to its exercise by filing with the corporate secretary of the company an instrument revoking this proxy or a duly executed proxy bearing a later date or by appearing and voting in person at the meeting.

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope

DETACH PROXY CARD HERE

PROXY

NATIONAL TECHNICAL SYSTEMS, INC.
BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
Thursday, July 12, 2007 at 11:00 a.m.

The undersigned hereby appoints Dr. Jack Lin and William McGinnis, and each of them, attorneys and agents with power of substitution, to vote, as designated below, all stock of the undersigned at the above meeting and at any adjournment or adjournments thereof.

This proxy is valid only when signed and dated.

See Reverse Side